VW CREDIT, INC. -- SERVICER                                               PAGE 1
17-SEP-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                MONTHLY SERVICER REPORT INPUT AND SUMMARY PAGE
                ----------------------------------------------


TRANSACTION SUMMARY
-------------------
                                                      From          To     Days
                                                      ----          --     ----
Current Interest Period                             8/15/97      9/14/97    31

Series Allocation                                        100.00%
 Percentage

Initial Principal Balance                       $375,000,000.00
Outstanding Principal Balance                   $375,000,000.00
Principal Balance of
 Receivables for Determination Date             $401,300,930.96
Amount Invested in
 Receivables on Series Issuance Date            $375,000,000.00
Initial Invested Amount                         $370,201,941.66
Invested Amount at the Beginning of Period      $375,000,000.00
Invested Amount                                 $348,614,120.52
Required Subordinated Amount                    $ 64,357,178.84
Excess Funded Amount                            $ 26,385,879.48
Available Subordinated
 Amount (previous period)                       $ 76,849,274.41
Incremental Subordinated
 Amount (previous period)                       $ 12,961,183.69

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit        $  1,875,000.00
Yield Supplement Account Beginning Balance      $  1,875,000.00
Yield Supplement Account Required Amount        $  1,875,000.00


Reserve Fund Initial Deposit                    $  1,875,000.00
Reserve Fund Required Amount                    $  1,875,000.00
Reserve Fund Beginning Balance                  $  1,875,000.00

Outstanding Carryover
 Amount - Beginning Balance                     $          0.00
Yield Supplement Account Draw Amount            $          0.00
Outstanding Carryover
 Amount - Ending Balance                        $          0.00
Yield Supplement Account
 Balance - Ending Balance                       $  1,875,000.00
Yield Supplement Account
 Required Deposit Amount                        $          0.00

Reserve Fund Draw Amount                        $          0.00
Reserve Fund Ending Balance                     $  1,875,000.00
Reserve Fund Required Deposit Amount            $          0.00

1-month LIBOR Rate (annualized)                       5.6523400%
Certificate Coupon (annualized)                       5.8123400%
Prime Rate (annualized)                               8.5000000%
Servicing Fee Rate (annualized)                           1.000%
Excess Spread                                         1.9876600%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period         $463,526,901.62
Pool Balance at the Ending of Period            $426,915,864.18
Average Aggregate Principal Balance             $445,221,382.90

Aggregate Principal Collections                 $245,211,488.77
New Principal Receivables                       $208,963,037.33
Receivables Added for Additional Accounts       $          0.00
Investor Default Amount                         $          0.00
Net Losses                                      $          0.00
Monthly Interest Accrued, but not Paid          $          0.00
Ineligible Receivables                          $          0.00
Ineligible Receivables in
 Prior Collection Period                        $          0.00
Defaulted Receivables in Ineligible
 and Overconc. Accounts                         $          0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off           $          0.00
Spread Over Prime for Portfolio                            0.30%
Weighted Average Interest Rate                             8.80%


PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables Balance
  (annualized)                                             0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance               $ 36,556,841.77
Used Vehicle Percentage                                   8.563%
Used Vehicle Percentage During Last Collection
 Period                                                   8.036%
Early Amortization Event?                                 NO
Largest Dealer or Dealer Affiliation Balance    $ 23,117,020.56
Largest Dealer Percentage                                 4.987%

Aggregate Principal Amount of Receivables of
 Dealers over 2%                                $ 15,596,329.60
Aggregate % Principal Amount of Receivables of
 Dealers over 2%                                          3.653%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                 $248,588,987.33
Aggregate Amount of Interest Collections        $  3,377,498.56
Investment Proceeds                             $          0.00
Aggregate Amount of Principal Collections       $245,211,488.77
Asset Receivables Rate                                    7.336%
Use Asset Receivables Rate?                               NO
Carryover Amount (this Distribution Date)                 N/A
Total Carryover Amount                                    N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                      55.08%
Previous Collection Period Monthly Payment Rate           58.14%
Monthly Payment Rate 3 months ago                         53.35%
3-month Average Payment Rate                              55.52%
12-month Minimum Payment Rate                             53.35%
Early Amortization Event?                                 NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                  YES
Last Day of Revolving Period                              N/A
Invested Amount as of Last Day of Revolving
 Period                                                   N/A
Accumulation Period Length (months)                       N/A
First Accumulation Date                                   TO BE DETERMINED
Expected Final Payment Date                               N/A
Required Participation Percentage                          4.00%
Principal Funding Account Balance               $          0.00
Principal Payment Amount                        $          0.00
Controlled Deposit Amount                       $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

CERTIFICATEHOLDERS
------------------
i.    Monthly Interest Distribution             $  1,876,901.46
ii.   Monthly Servicing Fee Distribution        $    290,511.77
iii.  Reserve Fund Deposit Amount Distribution  $          0.00
iv.   Investor Default Amount Distribution      $          0.00
v.    Outstanding Carryover Amount Distribution $          0.00
vi.   Yield Supplement Account Deposit Amount
       Distribution                             $          0.00
                                                ---------------
        Excess Servicing                        $    565,032.20

Excess Servicing (Previous Period)              $    694,846.14

DEFICIENCY AMOUNT
-----------------

Deficiency Amount                               $           0.0
Draw Amount                                     $           0.0

                                                                         PAGE 2
VW CREDIT, INC. -- SERVICER
   17-SEP-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    SUMMARY
                                    -------




                             COLLECTIONS                    ACCRUAL       DISTRIBUTION
                           --------------                -------------  ----------------
From:                          15-Aug-97
To:                            14-Sep-97
Days:                                 30

LIBOR RATE                     5.6523400%
(1 month)

SERIES #                               1   Active
VCI RATING:                      N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                                             SERIES                                          EXCESS        REQUIRED
SERIES                         SERIES      ALLOCATION      INVESTED       SUBORDINATED       FUNDED      PARTICIPATION
NUMBER                          NAME       PERCENTAGE       AMOUNT           AMOUNT          AMOUNT       PERCENTAGE
---------------------------  -----------   ----------   ---------------  --------------  --------------  -------------

                             Trust                      $348,614,120.52  $64,357,178.84  $26,385,879.48       N/A
1                            Series 1996-1     100.00%  $348,614,120.52  $64,357,178.84  $26,385,879.48           4.00%

     REQUIRED       OUTSTANDING
  PARTICIPATION     CERTIFICATE
      AMOUNT          BALANCE
  --------------  ---------------

  $13,944,564.82
  $13,944,564.82  $375,000,000.00

VW CREDIT, INC. -- SERVICER                                               PAGE 3
    17-SEP-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


INITIAL AMOUNTS                                                         EXCESS SPREAD CALCULATION
---------------                                                         -------------------------
Initial Invested Amount                $370,201,941.66            Weighted Average Rate Charged to Dealers                8.80%
Invested Amount                        $348,614,120.52            LIBOR                                                   5.65%
Controlled Accumulation Amount         $          0.00            Certificate Rate (LIBOR+16 b.p.)                        5.81%
Required Subordinated Amount           $ 64,357,178.84            Servicing Fee Rate                                      1.00%
Annualized Servicing Fee Rate                     1.00%           Investor Net Losses                                     0.00%
First Controlled Accumulation Date      TO BE DETERMINED                                                                  ----
Accumulation Period Length (months)        N/A                    Excess Spread                                           1.99%
Expected Final Payment Date                N/A
Initial Settlement Date                      28-Mar-96
Required Participation Percentage                 4.00%
Subordinated Percentage                          14.29%


SERIES 1996-1 MONTHLY  REPORTING
--------------------------------
                                                                                 REQUIRED                     EXCESS
                              SERIES 1996-1        INVESTED                    SUBORDINATED                  FUNDING
PRINCIPAL RECEIVABLES             TOTAL             AMOUNT                        AMOUNT                      AMOUNT
---------------------             -----             ------                        ------                      ------
Series Allocation Percentage           100.00%
Beginning Balance             $370,201,941.66   $375,000,000.00                           $64,357,178.84  $26,385,879.48
  Floating Allocation
   Percentage                           80.90%            80.90%
  Fixed Allocation
   Percentage                           N/A

Principal Collections         $245,211,488.77   $245,211,488.77                    N.A.                        N.A.
New Principal Receivables     $208,963,037.33   $208,963,037.33                    N.A.                        N.A.
Principal Default Amounts     $          0.00   $          0.00                    N.A.                        N.A.
Receivables Added for         $          0.00   $          0.00                    N.A.                        N.A.
 Additional Accounts
Controlled Deposit Amount     $          0.00               N/A                    N.A.                        N.A.
Principal Allocation
 Percentage
"Pool Factor"                     94.16863644%

Ending Balance                $333,953,490.22   $338,751,548.56                           $62,536,462.83  $36,248,451.44
  Floating Allocation
   Percentage                           78.22%            79.35%

NON-PRINCIPAL RECEIVABLES
---------------------------

Interest Collections          $  2,732,445.42
Recoveries on Receivables
 Written Off                  $          0.00
Investment Income             $          0.00

VW CREDIT, INC. -- SERVICER                                               PAGE 4
17-SEP-97

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------




SUBORDINATED AMOUNT & RESERVE FUND           CURRENT         PREVIOUS
----------------------------------------  --------------  --------------

Available Subordination Amount            $76,849,274.41  $78,526,342.93
 (Previous)
  Required Subordination Draw Amount      $         0.00             N/A
  Reserve Fund Funds to Inv. Default      $         0.00             N/A
   Amount
  Excess Servicing (Previous Period)      $   694,846.14  $   694,846.14
                                          --------------
(a) Available Subordinated Amount?        $77,544,120.55  $79,221,189.07

(b) Available Subordinated Amount?        $49,802,017.22  $53,571,428.57

Available Subordinated Amount             $74,673,840.98  $76,849,274.41

Incremental Subordinated Amount           $14,555,161.62  $12,961,183.69
  Overconcentration Amount                $15,596,329.60  $14,018,333.75

Beginning Reserve Fund Balance            $ 1,875,000.00  $ 1,875,000.00
Reserve Fund Required Balance             $ 1,875,000.00  $ 1,875,000.00
Reserve Fund Draw                         $         0.00             N/A
Reserve Fund Required Deposit             $         0.00             N/A
Reserve Fund Deposit Amount               $         0.00             N/A
Reserve Fund Release                      $         0.00             N/A
Ending Reserve Fund Balance               $ 1,875,000.00  $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections            $ 3,377,498.56  $ 4,099,291.17
  Certificateholder Interest Collections  $ 2,732,445.42  $ 3,077,817.83
  Subordinate Interest Collections        $   468,939.94  $   546,067.36
Investment Income                         $         0.00  $         0.00
Reserve Fund Balance                      $ 1,875,000.00  $ 1,875,000.00
                                          --------------
Total Interest  Available                 $ 5,076,385.36  $ 5,498,885.19

Interest Shortfall                        $         0.00             N/A
Additional Interest                       $         0.00             N/A
Carry-over Amount                         $         0.00             N/A
Carry-over Shortfall                      $         0.00             N/A
Additional Carry-over Shortfall           $         0.00             N/A

Monthly Servicing Fee                     $   371,017.82  $   401,242.82
Investor Monthly Servicing Fee            $   290,511.77  $   312,500.00